As filed with the Securities and Exchange Commission on March 28, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AmpliPhi Biosciences Corporation

(Exact name of registrant as specified in its charter)

Washington	91-1549568
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3579 Valley Centre Drive, Suite 100

San Diego, California 92130

(Address of Principal Executive Offices) (Zip Code)

AmpliPhi Biosciences Corporation 2016 Equity Incentive Plan

AmpliPhi Biosciences Corporation 2016 Employee Stock Purchase Plan

(Full titles of the plans)

Paul C. Grint, M.D.

Chief Executive Officer

AmpliPhi Biosciences Corporation

3579 Valley Centre Drive, Suite 100

San Diego, California 92130

(Name and address of agent for service)

(858) 829-0829

(Telephone number, including area code, of agent for service)

Copies to:

Paul C. Grint, M.D. AmpliPhi Biosciences Corporation 3579 Valley Centre Drive, Suite 100 San Diego, California 92130 (858) 829-0829	Thomas A. Coll, Esq. Asa M. Henin, Esq. Cooley LLP 4401 Eastgate Mall San Diego, California 92121 (858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock (par value $0.01 per share)
2016 Equity Incentive Plan	474,946 (3)	$1.13	$536,688.98	$66.82
2016 Employee Stock Purchase Plan	30,000 (4)	$1.13	$33,900.00	$4.22
Total	504,646 shares	—	$570,588.98	$71.04

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the registrant’s Common Stock (“Common Stock”) that become issuable under the AmpliPhi Biosciences Corporation 2016 Equity Incentive Plan (the “2016 Plan”) or AmpliPhi Biosciences Corporation 2016 Employee Stock Purchase Plan (“ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	This estimate is made pursuant to Rule 457(c) and Rule 457(h)(1) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of our Common Stock on March 23, 2018, as reported on the NYSE America.

(3)	Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2016 Plan on January 1, 2018 pursuant to an “evergreen” provision contained in the 2016 Plan. Pursuant to such provision, on January 1st of each calendar year, from January 1, 2017 through and including January 1, 2026, the number of shares authorized for issuance under the 2016 Plan is automatically increased by: (a) a number equal to 5% of the total number of shares of the registrant’s capital stock outstanding on December 31st of the preceding calendar year, or (b) a lesser number of shares determined by the registrant’s board of directors (the “Board”).

(4)	Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the ESPP on January 1, 2018 pursuant to an “evergreen” provision contained in the ESPP. Pursuant to such provision, on January 1st of each calendar year, from January 1, 2017 through and including January 1, 2026, the number of shares authorized for issuance under the ESPP is automatically increased by a number equal to the least of: (a) 1% of the total number of shares of the registrant’s capital stock outstanding on December 31st of the preceding calendar year; (b) 30,000 shares; or (c) a number determined by the Board that is less than (a) and (b).

INCORPORATION OF DOCUMENTS BY REFERENCE

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements of the Registrant on Form S-8 relating to the same employee benefit plans are effective.

The Registrant previously registered shares of its Common Stock for issuance under the 2016 Plan and the ESPP under Registration Statements on Form S-8 filed with the Securities and Exchange Commission on June 22, 2016 (File No. 333-212183), May 1, 2017 (File No. 333-217563) and November 14, 2017 (File No. 333-221564). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amended and Restated Articles of Incorporation of the registrant, as amended (incorporated by reference to Exhibit 3.1 to the registrant’s Quarterly Report on Form 10-Q, filed on November 16, 2015).

4.2	Articles of Amendment to Articles of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K, filed on April 24, 2017).

4.3	Amended and Restated Bylaws of the registrant, as amended (incorporated by reference to Exhibit 3.2 to the registrant’s Quarterly Report on Form 10-Q, filed on November 16, 2015).

4.4	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.4 to the registrant’s Registration Statement on Form S-8 (File No. 333-217563), filed on May 1, 2017).

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

99.1	AmpliPhi Biosciences Corporation 2016 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 99.1 to the registrant’s Current Report on Form 8-K, filed on September 11, 2017).

99.2	AmpliPhi Biosciences Corporation 2016 Employee Stock Purchase Plan (incorporated by reference to Exhibit 99.3 to the Company’s Registration Statement on Form S-8, filed with the SEC on June 22, 2016).

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on March 28, 2018.

AmpliPhi Biosciences Corporation

By:	/s/ Paul C. Grint
Paul C. Grint, M.D.
Chief Executive Officer

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Paul C. Grint, M.D. and Steve R. Martin, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Paul C. Grint, M.D.	Chief Executive Officer	March 28, 2018
Paul C. Grint, M.D.	(Principal Executive Officer)

/s/ Steve R. Martin	Chief Financial Officer	March 28, 2018
Steve R. Martin	(Principal Financial and Accounting Officer)

/s/ Jeremy Curnock Cook	Director	March 28, 2018
Jeremy Curnock Cook

/s/ Louis Drapeau	Director	March 28, 2018
Louis Drapeau

/s/ Wendy S. Johnson	Director	March 28, 2018
Wendy S. Johnson

/s/ Michael S. Perry, Ph.D.	Director	March 28, 2018
Michael S. Perry, Ph.D.

/s/ Vijay B. Samant	Director	March 28, 2018
Vijay B. Samant